Exhibit 10(c)

                        AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT is made this 18th day of October, 1996, by and between Kiddie Academy International, Inc., a Delaware corporation (the "Company"), and George Miller ("Employee").

                              Explanatory Statement

         A. The Company and Employee entered into an Employment Agreement dated as of October 1, 1995 (the Employment Agreement") pursuant to which the Company engaged Employee to perform certain services for the Company, all as more specifically set forth therein.

         B. The Company and Employee desire to modify and amend certain matters respecting Employee's terms of employment, as more specifically set forth below.

         NOW THEREFORE, in consideration of the Explanatory Statement, the covenants of the parties herein and in the Employment Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Employee hereby agree that the Employment Agreement is hereby amended to include the following new provisions:

         I. Extension of Term. Company and Employee wish to extend the term of the Employment Agreement so that it shall terminate simultaneously with the term of the Employment Agreement to be entered into, simultaneously with its execution of this Amendment, between the Company and Angelo D. Bizzarro as Chief Executive Officer (the "Bizzarro Agreement"). Accordingly, the Employment Period under the Employment Agreement is hereby extended so that it shall end on the last day of the Initial Term (as defined in the Bizzarro Agreement) or, if the Bizzarro Agreement is renewed, the last day of the last Renewal Term (as defined in the Bizzarro Agreement).

         II. Defined Terms. All capitalized terms not defined herein shall have the meaning ascribed to them in the Employment Agreement.

         III. Employment Agreement Remains in Effect. From and after the date hereof, the Employment Agreement shall be amended as set forth in this Amendment, and all other provisions, terms and conditions of the Employment Agreement shall in all respects remain as set forth in the Employment Agreement, in full force and effect.

         IN WITNESS WHEREOF, the Company and Employee have respectively signed and sealed this Amendment to Employment Agreement as of the day and year first above written.

WITNESS/ ATTEST:                      KIDDIE ACADEMY INTERNATIONAL, INC.


/s/ Cynthia L. Spell                  By: /s/ Michael J. Miller   (SEAL)
--------------------                      ------------------------
                                          Name:  Michael J. Miller
                                                 ---------------------
                                          Title: President
                                                 ---------------------

WITNESS:


/s/ Cynthia L. Spell                  By: /s/ George Miller        (SEAL)
--------------------                      -------------------------
                                          George Miller


                                       2